      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 1998


                                                      REGISTRATION NO. 333-51777
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                   REINSURANCE GROUP OF AMERICA, INCORPORATED
             (Exact name of Registrant as specified in its charter)

                  MISSOURI                                          43-1627032
      (State or other jurisdiction of                             (IRS Employer
       incorporation or organization)                         Identification Number)

  660 MASON RIDGE CENTER DRIVE, ST. LOUIS, MISSOURI 63141-8557, (314) 453-7300 (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                            ------------------------

                                  JACK B. LAY
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                   REINSURANCE GROUP OF AMERICA, INCORPORATED
                          660 Mason Ridge Center Drive
                         St. Louis, Missouri 63141-8557
                                 (314) 453-7300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   Copies to:

            THOMAS C. ERB, ESQ.                             JAMES L. NOUSS, JR., ESQ.
             TOM W. ZOOK, ESQ.                                R. RANDALL WANG, ESQ.
        LEWIS, RICE & FINGERSH, L.C.                              BRYAN CAVE LLP
        500 N. Broadway, Suite 2000                       211 North Broadway, Suite 3600
       St. Louis, Missouri 63102-2147                     St. Louis, Missouri 63102-2750
               (314) 444-7600                                     (314) 259-2000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plan, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


==============================================================================================================================
                                                          PROPOSED MAXIMUM          PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF            AMOUNT TO          OFFERING PRICE              AGGREGATE                AMOUNT OF
   SECURITIES TO BE REGISTERED        BE REGISTERED          PER SHARE               OFFERING PRICE         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Non-Voting Common Stock, par value
  $0.01 per share.................   6,095,000(1)(2)        $54.6875(1)          $333,320,312.50(1)(2)        $98,329.50(1)
------------------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase Rights...       (1)(3)                (1)(3)                     (3)                      (3)
==============================================================================================================================



(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a). Filing fee previously submitted.

(2) Includes 795,000 shares subject to the Underwriters' over-allotment option.
(3) Each share of Non-Voting Common Stock issued also represents one Preferred Stock Purchase Right. Preferred Stock Purchase Rights cannot trade separately from the underlying Non-Voting Common Stock and, therefore, do not carry a separate price, or necessitate an additional registration fee.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following (except SEC, NASD and New York Stock Exchange fees) are estimates of the other expenses of issuance and distribution:

SEC Registration Fee........................................    $ 98,329.50
NASD Filing Fee.............................................      30,500.00
New York Stock Exchange, Inc. Listing Fee...................      56,463.00
Blue Sky Qualification Fees and Expenses....................      15,000.00
Accounting Fees and Expenses................................     100,000.00
Legal Fees and Expenses.....................................     125,000.00
Printing and Engraving Expenses.............................     125,000.00
Transfer and Registrar Fees.................................       1,500.00
Miscellaneous...............................................     148,207.50
                                                                -----------
          Total.............................................    $700,000.00
                                                                ===========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorney's fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his contact was unlawful. Section 351.355(2) provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys' fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court.
Section 351.355(3) provides that a corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2). Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any by-law or agreement of the corporation which has been adopted by a vote of the stockholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

     The Restated Articles of Incorporation of RGA filed as Exhibit 3.1 to this Registration Statement contain provisions indemnifying its directors, officers, employees and agents to the extent authorized specifically by Sections 351.355(1), (2) (3) and (7). RGA has entered into indemnification contracts with the officers and directors of RGA. The contracts provide that RGA under certain circumstances may self-insure against directors' and officers' liabilities now insured under the policy of insurance referred to below and will provide indemnity to the fullest extent permitted by law against all expenses (including attorneys' fees), judgments, fines and settlement amounts, paid or incurred in any action or proceeding, including any act on behalf of RGA, on account of their service as a director or officer of RGA, any subsidiary of RGA or any other company or enterprise when they are serving in such capacities at the request of RGA, excepting only cases where the conduct of such person is adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct.

     Directors or officers of RGA who are directors or officers of General American may also be entitled to indemnification under the provisions of an agreement with General American providing indemnification to them since they serve, at General American's request, as directors or officers of RGA. Such individuals may also be covered by General American's directors' and officers' liability insurance policy.

     The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for the mutual indemnification of RGA and any Underwriters, their respective controlling persons, directors and certain of their officers, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     General American maintains a policy of insurance under which the directors and officers of RGA are insured, subject to the limits of the policy, against certain losses, as defined in the policy, arising from claims made against such directors and officers by reason of any wrongful acts, as defined in the policy, in their respective capacities as directors or officers.

ITEM 16. EXHIBITS.

     See Index to Exhibits.

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under "Item 15 -- Indemnification of Directors and Officers" above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been sealed by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Company hereby undertakes: (1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; (2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) That for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on May 12, 1998.


                                          REINSURANCE GROUP OF AMERICA,
                                          INCORPORATED

                                          By: /s/ JACK B. LAY

                                            ------------------------------------
                                            Jack B. Lay
                                            Executive Vice President and Chief
                                              Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 2 to this Registration Statement has been signed on May 12, 1998, by the following persons in the capacities indicated.


                   NAME                       TITLE/POSITION
                   ----                       --------------

*                                             Chairman of the Board of Directors
------------------------------------------
Richard A. Liddy

*                                             President, Chief Executive Officer and
------------------------------------------    Director (principal executive officer)
A. Greig Woodring

/s/ JACK B. LAY                               Executive Vice President, Chief Financial
------------------------------------------    Officer and Director (principal financial
Jack B. Lay                                   and accounting officer)

*                                             Director
------------------------------------------
J. Cliff Eason

*                                             Director
------------------------------------------
Bernard A. Edison

*                                             Director
------------------------------------------
Stuart Greenbaum

*                                             Director
------------------------------------------
William A. Peck

*                                             Director
------------------------------------------
Leonard M. Rubenstein

*                                             Director
------------------------------------------
William P. Stiritz

*                                             Director
------------------------------------------
H. Edwin Trusheim

*By /s/ JACK B. LAY
-------------------------------------
          Attorney-in-fact

                               INDEX TO EXHIBITS


NUMBER    EXHIBIT
------    -------
  1.1     Form of Underwriting Agreement.*
  3.1     Restated Articles of Incorporation of Reinsurance Group of
          America, Incorporated, incorporated herein by reference to
          Registration Statement on Form S-1 (No. 33-58960) filed on
          March 2, 1993.
  3.2     Bylaws of Reinsurance Group of America, Incorporated,
          incorporated herein by reference to Registration Statement on Form S-1 (No. 33-58960) filed on March 2, 1993.
  3.3     Form of Amendment to Restated Articles of Incorporation of
          Reinsurance Group of America, Incorporated.*
  4.1     Form of Specimen Certificate for Non-Voting Common for
          Reinsurance Group of America, Incorporated.*
  4.2     Rights Agreement, as amended, dated as of May 4, 1993,
          between Reinsurance Group of America, Incorporated and
          Boatmen's Trust Company, as Rights Agent, incorporated
          herein by reference to Amendment No. 1 to Form 10-Q for the quarter ended March 31, 1997 (No. 1-11848) filed on May 21,
          1997.
  4.3     Second Amendment to Rights Agreement, dated as of April 22,
          1998, between Reinsurance Group of America, Incorporated and
          Chase Mellon Shareholder Services, L.L.C. (as successor to
          Boatmen's Trust Company), as Rights Agent.*
  5.1     Opinion of Lewis, Rice & Fingersh, L.C.*
 23.1     Consent of Lewis, Rice & Fingersh, L.C. (included as part of
          Exhibit 5.1).
 23.2     Consent of KPMG Peat Marwick LLP.*
 24.1     Power of Attorney.*


-------------------------
* Previously filed.